Exhibit 10.1

RETIREMENT AGREEMENT

This Retirement Agreement (“Agreement”) is entered into by and between AAR CORP. (the “Company” or “AAR”) and Robert J. Regan (“Employee”).

WHEREAS, the Company currently employs Employee as its Vice President, General Counsel and Secretary;

WHEREAS, the Company and Employee are parties to that certain Amended and Restated Severance and Change in Control Agreement dated October 11, 2017 (the “Severance Agreement”) and that certain Indemnification Agreement dated March 3, 2008 (“Indemnification Agreement”); and

WHEREAS, Employee and the Company desire to enter into an agreement regarding Employee’s retirement from the Company and a release of claims;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and Employee agree as follows:

1.            Retirement. Employee has announced his retirement from his employment with the Company effective as of close of business Central Time on December 31, 2019 (such date referred to herein as the “Retirement Date”), and will remain employed until the Retirement Date, unless the Retirement Date is accelerated pursuant to Section 3(d) below. Employee also hereby resigns, and will be automatically removed, from any and all director positions (if any) and officer positions and appointments that Employee holds with the Company and its affiliates, effective as of the close of business Central Time on the Retirement Date, unless the Retirement Date is accelerated pursuant to Section 3(d) below.

2.            Transition Period Until Retirement. Subject to the terms and conditions of this Agreement, and provided that Employee signs and returns this Agreement to the Company within 21 calendar days after his receipt thereof, does not revoke this Agreement pursuant to Section 13 below, and complies with the terms of this Agreement:

a)    Employee will continue to serve as Vice President, General Counsel and Secretary of AAR from the date of this Agreement through the Retirement Date (the “Transition Period”). During the Transition Period, Employee will continue to perform his assigned duties and responsibilities as set forth in Section 2 of the Severance Agreement (as defined above), provided that Employee will transition his duties and responsibilities to such other individual(s) at such time(s) as directed by the Company’s Chief Executive Officer (“CEO”).

b)    During the Transition Period, Employee will continue to receive Employee’s current annualized base salary of $426,164 (less required and authorized withholdings and deductions), and will continue to participate in Company benefit plans and perquisites in which he currently participates, except that, with respect to the Company’s Fiscal Year 2020, Employee will not participate in the Company’s long-term incentive compensation plans (including, without limitation, any equity-based compensation) and will participate on the Company’s short-term incentive compensation plan as previously approved by the Compensation Committee of the Company’s Board of Directors and the Company’s Board of Directors (the “Board”).

c)    The Company will reimburse Employee for his actual, reasonable attorneys’ fees incurred in negotiating this Agreement, up to $15,000, with Employee to provide appropriate documentation to the Company within 30 calendar days following Employee’s execution of this Agreement, and the Company to provide such reimbursement within 30 calendar days after the receipt of such documentation.

3.           Severance Benefits.

a)   Employee will remain eligible to receive the severance benefits as set forth in Section 5(b) of the Severance Agreement, subject to the terms and conditions of the Severance Agreement (including with respect to the payment schedule and timing of such benefits). Notwithstanding anything to the contrary in the Severance Agreement, Employee and the Company agree that the base salary amount that will be used for purposes of Section 5(b) of the Severance Agreement is the gross annualized amount of $426,164.

b)   Provided that Employee also signs and returns this Agreement as set forth in Section 2 above and the Supplemental Release attached as Exhibit A to this Agreement (the “Supplemental Release”) within 21 calendar days after (but not before) the Retirement Date, does not revoke either of them per their terms, and has remained in compliance with this Agreement, subject to the terms and conditions of this Agreement:

i.        The Company will continue to provide group medical, dental and vision benefits to Employee and Employee’s spouse and covered dependents following the Retirement Date, at the same cost it charges its active employees (paid by Employee through payroll deductions to the extent Employee is receiving severance, and thereafter by check to be sent to the Company in advance of each month of coverage) until Employee becomes eligible for Medicare or other similar government-sponsored coverage, or if earlier, the date Employee becomes eligible for coverage under another employer-provided group health plan (such period the “Subsidy Period”), provided that Employee (a) timely elects to receive continued coverage under Company’s group health care plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) and (b) continues to timely pay the required premiums.  The Company, in its sole discretion, may elect to purchase separate medical, dental and/or vision insurance for Employee and his spouse and dependents, provided such insurance contains similar terms and conditions.  The Company reserves the right to change benefits provided or Employee’s premium amount, consistent with changes applicable to the Company’s employees generally.  The Company will show the Company-paid portion of the premiums in the proper tax forms provided to Employee. The coverage provided during the Subsidy Period will be deemed to run concurrently with, and is in satisfaction of, the Company’s obligations under COBRA. Employee shall promptly inform the Company in writing when Employee becomes eligible for any such other health care coverage.

ii.       The definition of “Retirement” in each of Employee’s Non-Qualified Stock Option Agreements and Performance Restricted Stock Agreements listed in Exhibit B to this Agreement (collectively, the “Equity Awards”) is hereby amended effective as of December 30, 2019, to replace the number “75” with the number “74.25,” provided that Employee is employed by the Company on December 30, 2019. The parties acknowledge and agree that the purpose of this provision is so that Employee will meet the definition of Retirement in the Equity Awards if he is employed by the Company on December 30, 2019, and that solely for the purposes of the Equity Awards, the Company will count partial years (based upon calendar months and rounding up to the next full number of months) when determining Employee’s age and consecutive years of service with the Company. Employee’s continued participation in the Company’s 2013 Stock Plan with respect to the Equity Awards will be subject to the terms and conditions of the applicable plan documents (as in effect or amended from time to time) and the Equity Award agreements.

iii.     Effective as of December 30, 2019, Employee will deemed to be 100% vested in Employee’s Additional Supplemental Company Account under the AAR CORP. Supplemental Key Employee Retirement Plan, as amended and restated effective July 10, 2017 and amended from time to time thereafter (the “SKERP”), provided that Employee is employed by the Company on December 30, 2019. Employee’s participation in the SKERP otherwise will be subject to the terms and conditions of the SKERP.

iv.     With respect to calendar year 2020, Employee will remain eligible to receive tax and financial consulting services to the extent the Company continues to provide such services to its then-current executive officers of the Company (with Employee to remain responsible for any employee-share of the cost of such services).

c)    Employee understands and agrees that (i) Employee would not otherwise be entitled to continued employment during the Transition Period or the benefits provided in Section 3(b) if Employee did not sign this Agreement (without revoking it); (ii) Employee’s execution of the Supplemental Release within 21 days after (but not before) the Retirement Date (without revoking it) is among the conditions precedent to Company’s obligation to provide the benefits provide in Section 3(b); and (iii) for the avoidance of doubt, if Employee resigns from the Company for any reason prior to December 31, 2019, the Company will have no obligation of any kind to Employee under Section 3(b).

d)    Notwithstanding any other provision in this Agreement, the Company may accelerate Employee’s Retirement Date to (and thus the Transition Period will end on) a date prior to December 31, 2019 designated by the Company if Employee (subject to any right to cure as provided in Section 7(c)(iv) of the Severance Agreement) fails to comply with Section 2(a) or engages in conduct that constitutes “Cause” as defined in the Severance Agreement during the Transition Period. Subject to any right to cure as provided in Section 7(c)(iv) of the Severance Agreement, in the event that (i) Employee engages in conduct that constitutes Cause during the Transition Period, Employee will not be entitled to any of the benefits under the Severance Agreement, Equity Awards or this Agreement and will only be entitled to that portion of the salary and benefits in Section 2 that accrues prior to the accelerated date of termination; or (ii) Employee does not comply with Section 2(a) during the Transition Period (but such conduct does not constitute Cause), Employee will not be entitled to any of the benefits under Section 3(b) of this Agreement and will only be entitled to that portion of the salary and benefits in Section 2 that accrues prior to the accelerated date of termination and any benefits (if any) pursuant to the Severance Agreement.

4.            Final Paycheck, Business Expenses and Return of Property. Regardless of whether Employee signs this Agreement and the Supplemental Release, the Company will pay Employee his final paycheck for his employment services, and for his earned and unused vacation time, through the Retirement Date. The Company also will reimburse Employee for reasonable business expenses appropriately incurred by Employee prior to the Retirement Date in furtherance of his employment with the Company, in accordance with the Company’s business expense reimbursement policies and provided that Employee submits all such requests for reimbursement within 30 calendar days after the Retirement Date. Any requests submitted thereafter shall not be eligible for reimbursement, except as required by applicable law. Employee’s participation in any Company employee benefits after the Retirement Date (including, without limitation, the AAR Retirement Savings Plan and his health savings account) will be determined by applicable benefit plans (as in effect or amended from time to time in Company’s discretion), subject only to Sections 2 and 3 above and the Severance Agreement. Other than the amounts described in (and subject to) Sections 2 and 3 of this Agreement, the Severance Agreement and the Equity Awards, Employee agrees that the Company and the other Released Parties (as defined below) do not owe Employee any other amounts, including without limitation any salary, bonus, profit-sharing or incentive compensation of any kind, and any notice, severance pay, equity-based compensation, profit sharing or other payments or benefits of any kind. Without limiting or otherwise affecting Section 6 of the Severance Agreement, upon the earlier of the Company’s request and the last day of the Transition Period, Employee will return all AAR property, including, without limitation, keys, identification cards, credit cards, computer hardware and software, cellphones, and all Company files, records and other documents.

5.            Released Parties. “Company Released Parties” as used in this Agreement means: (a) the Company and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities (whether or not they are wholly owned); and (b) the past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, agents, representatives, members, associates, employees, and attorneys of each entity listed in subpart (a) above; and (c) the predecessors, successors, and assigns of each entity listed in subparts (a) and (b) above. “Employee Released Parties” as used in this Agreement means: Employee and his successors, assigns, spouses, descendants, beneficiaries, heirs, executors and attorneys.

6.            Releases of Claims.

a)    Employee, and anyone claiming through Employee or on Employee’s behalf, hereby waive and release the Company and the other Company Released Parties with respect to any and all claims, whether currently known or unknown, that Employee now has or has ever had against the Company or any of the other Company Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which Employee signs this Agreement. Without limiting the generality of the foregoing, the claims waived and released by Employee hereunder include, but are not limited to: all claims under the Age Discrimination in Employment Act; all claims under any other federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law; all claims arising out of Employee’s employment, compensation, other terms and conditions of employment, or termination from employment; all claims for employment discrimination, harassment, retaliation and failure to accommodate; and all contract, tort and other common law claims, including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel and unjust enrichment. Notwithstanding this Section 6(a), nothing in this Agreement shall waive or release any rights or claims of Employee: (w) to enforce this Agreement, the Severance Agreement and the Indemnification Agreement, (x) to any rights under the Company’s Retirement Savings Plan, the SKERP or the Equity Awards that were vested prior to the date on which Employee executes this Agreement, (y) to any claims for indemnification arising under the Company’s articles of incorporation, bylaws or applicable insurance coverages as in effect or amended from time to time or Employee’s Indemnification Agreement (it being understood and agreed that this Agreement does not create or expand upon any such rights (if any) to indemnification), or (z) to any claims that cannot be waived by an employee under applicable law.

b)    The Company hereby waives and releases the Employee and the other Employee Released Parties with respect to any and all claims, whether currently known or unknown, that the Company now has or has ever had against Employee or any of the other Employee Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which the Company signs this Agreement, provided that the waivers and releases in this Section 6(b) do not release any rights or claims of the Company with respect to (i) enforcing this Agreement, the Severance Agreement or the Equity Awards or (ii) any claims arising out of Employee’s fraud, embezzlement or other criminal misconduct (except that this Section 6(b) in no way limits any of Employee’s rights to indemnification under his Indemnification Agreement or applicable law).

c)    To the extent permitted by law, Employee agrees that if any claim is made based on any matter released herein, Employee hereby waives, and agrees that Employee shall not be entitled to recover and the Released Parties shall not be liable for, any further monetary or other relief arising out of or related to any such matter, for any actual or alleged personal injury or damages to Employee, including without limitation any costs, expenses and attorneys’ fees incurred by or on behalf of Employee (it being understood, however, that this Agreement does not limit Employee’s right to receive an award from a governmental or regulatory entity for information provided to such an entity, and not as compensation for actual or alleged personal injury or damages to Employee).

7.            Supplemental Release. Employee understands and agrees that Employee’s execution of the Supplemental Release on or within 21 days after (but not before) the Retirement Date, without revocation thereof as provided therein, is among the conditions precedent to the Company’s obligation to provide any benefits under Section 3(b) of this Agreement.

8.            No Other Actions or Claims.

a)    Employee represents and warrants that: (i) Employee has not filed or initiated any legal or other proceedings against any of the Company Released Parties (subject to Section 11 below); (ii) no such proceedings have been initiated against any of the Company Released Parties on Employee’s behalf; (iii) Employee is the sole owner of the claims that are released in Section 6(a) above; (iv) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; and (v) Employee has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Agreement. Employee further agrees that Employee shall not at any time become a party to, or otherwise become a class- or collective-member or other similar claimant in, any class, collective, representative, multiple-plaintiff, or other consolidated or similar action in any court or arbitration against any of the Company Released Parties that involves or is based upon any claim waived and released by Employee in Section 6(a) above, and will take all steps necessary to opt out of any such actions. In the event of any complaint, charge, proceeding or other claim (collectively, “Claims”) filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released by Employee in this Agreement, Employee hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to Employee, including without limitation any costs, expenses and attorneys' fees incurred by or on behalf of Employee.

b)    The Company represents and warrants on behalf of itself and its affiliates that: (i) the Company has not filed or initiated any legal or other proceedings against any of the Employee Released Parties (subject to Section 11 below); (ii) no such proceedings have been initiated against any of the Employee Released Parties on behalf of the Company; (iii) the Company is the sole owner of the claims that are released in Section 6(b) above; (iv) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; and (v) the Company has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Agreement. In the event of any Claims filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released by the Company in this Agreement, the Company hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to the Company, including without limitation any costs, expenses and attorneys' fees incurred by or on behalf of the Company.

9.           Restrictive Covenants, Professional Obligations and Non-Disparagement. Employee acknowledges and agrees that as a result of his employment with, and position(s) he has held as an attorney for, the Company, he has and has had knowledge and special access to unique and sensitive information regarding the Company and its affiliates, their senior executive officers, and the current and former members of the Company’s Board of Directors (the “Board”), and that the provisions of this Section 9 are necessary and appropriate to further protect the Company’s and its affiliates’ privileged and other confidential information, their reputation in the industry and the community, the privacy interests of the members of the Board and of the Company’s and its affiliates’ senior executive officers, and the Company’s and its affiliates’ other legitimate business interests, and which provisions Employee acknowledges and understands are material inducements to the Company agreeing to enter into this Agreement:

a)   Subject to Section 11 below, Employee will refrain from all conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of the Company or any of the other Company Released Parties or their respective businesses, brands, products or services, provided that nothing in this provision shall prohibit Employee from giving truthful information, testimony or evidence to a governmental entity or in any investigatory proceeding, or if properly subpoenaed or otherwise required to do so under applicable law. Employee will not seek to become re-employed by, or to perform services for, the Company or any of its affiliates.

b)   Subject to Section 11 below, the Company agrees that the individuals who are current Company corporate officers and members of the Board as identified in the Company’s Fiscal Year 2019 annual report to shareholders and the current Vice President of Human Resources determined as of the date Employee signs this Agreement (collectively, the “Covered Individuals”) will refrain from all conduct, verbal or otherwise, that disparages or damages the reputation, goodwill, or standing in the community of Employee, provided that nothing in this provision shall (i) prohibit any of the Covered Individuals from giving truthful information, testimony or evidence to a governmental entity or in any investigatory proceeding, or if properly subpoenaed or otherwise required to do so under applicable law; (ii) preclude the Company or the Covered Individuals from discussing and conducting internal Company business; or (iii) impose any obligation on the Company with respect to a Covered Individual after such individual no longer is employed by the Company or otherwise serving as a Board member (as applicable).

c)   Employee agrees and confirms that he has been in compliance, and reaffirms that he will remain in compliance, with the terms of Sections 4 and 5 of the Severance Agreement and the Equity Awards, which will remain in full force and effect in accordance with their terms (except as expressly modified in Section 3(b)(ii) above). Employee further acknowledges and agrees that at all times, he will be bound by, and shall comply with, any and all applicable codes, rules and canons of professional conduct and/or responsibility (as may be amended from time to time) that are applicable to his prior professional relationship with the Company and its affiliates as a lawyer for the Company and its affiliates (collectively, “Professional Responsibility Obligations”). Without limiting or otherwise affecting any other provision of this Agreement or any other obligation of confidentiality or non-disclosure that Employee has to the Company or any of the other Company Released Parties, Employee represents and confirms that he has not disclosed in any non-privileged communication, and hereby agrees that he will not disclose in any way, at any time (except as required by law or expressly authorized in writing by the Board, or after the Retirement Date, the Board or the individual holding the position of highest designated legal officer at the Company), any information that otherwise would violate his ethical duties as an attorney for the Company and its affiliates or any other obligation of confidentiality that he has to the Company or its affiliates. Employee acknowledges that nothing in this Agreement or the Severance Agreement is intended to be, nor shall be construed as, any waiver by the Company or any of its affiliates of the attorney-client privilege or any other similar immunity from disclosure.

d)    Notwithstanding anything to the contrary in this Agreement, Employee acknowledges and agrees that if he has materially breached, or is in material breach of, any provision of Sections 4 or 5 the Severance Agreement, any restrictive covenant provision in the Equity Awards, or Sections 9 or 10 of this Agreement, the Company’s obligations under this Agreement will terminate or otherwise lapse immediately upon Employee’s breach (without limiting any other remedy that may be available to the Company under the circumstances and without being deemed liquidated damages or an adequate remedy at law, as applicable). Employee acknowledges and agrees that a material breach by him of any provision of Sections 9(a) and 9(c) of this Agreement will result in immediate and irreparable harm to the Company and its affiliates for which full damages cannot readily be calculated and for which damages are an inadequate remedy. Accordingly, the Company and Employee agree that the Company will be entitled to injunctive relief, to prevent any such actual or threatened breach or any continuing breach by Employee (without posting a bond or other security), without limiting any other remedies that may be available to them. Nothing in this Section 9(d) shall, or is intended to, in any way limit or restrict the damages or other relief that the Company may seek and recover in the event of a breach by Employee of any provision of the Severance Agreement, Equity Awards or this Agreement.

10.          Cooperation. Employee agrees to reasonably cooperate with the Company and its legal counsel with respect to any matter (including any litigation, investigation or governmental proceeding) that relates to Employee’s prior duties and responsibilities while employed by the Company and its affiliates, subject to Section 11, provided that such cooperation does not unreasonably interfere with Employee’s future employment duties and obligations (if any). Employee’s obligation to cooperate hereunder shall include, without limitation, meeting and conferring with such persons at such times and in such places as the Company may reasonably request, and giving truthful information, evidence and truthful testimony and executing and delivering to the Company any truthful papers reasonably requested by any of them, and (except to the extent prohibited by law) providing immediate notice to the Company of any subpoena, lawsuit, administrative proceeding or summons (along with copies of such documents). Such cooperation may include appearing from time to time at such locations as the Company may reasonably request and in general providing the Company’s officers and legal counsel with the full benefit of Employee’s knowledge with respect to any such matter. Employee agrees to render such cooperation in a timely fashion and at such times as may be mutually agreeable to the parties.

11.          Protected Rights. Nothing contained in this Agreement limits Employee’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. Nothing contained in this Agreement limits the Company’s or its affiliates’ ability to report possible violations of law or regulation to, or file a charge or complaint with any Governmental Agencies. This Agreement does not limit the Company’s or its affiliates’ ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to Employee.

12.          Non-Admission. Nothing in this Agreement is intended to or shall be construed as an admission by the Company Released Parties or the Employee Released Parties that any of them violated any law, interfered with any right, breached any obligation or otherwise engaged in any improper or illegal conduct of any kind. The Company Released Parties and the Employee Released Parties each expressly deny any such illegal or wrongful conduct.

13.         ACKNOWLEDGMENTS. EMPLOYEE ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) EMPLOYEE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS AGREEMENT; (b) EMPLOYEE RELEASES AND WAIVES CLAIMS IN THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, INCLUDING WITHOUT LIMITATION, CLAIMS THAT EMPLOYEE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. SECTION 620 ET SEQ. TO THE FULLEST EXTENT PERMITTED BY LAW IN ACCORDANCE WITH TITLE II OF THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, PUBLIC LAW 101-433, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH EMPLOYEE ALREADY IS ENTITLED; (c) EMPLOYEE HEREBY IS AND HAS BEEN ADVISED TO HAVE EMPLOYEE’S ATTORNEY REVIEW THIS AGREEMENT (AT EMPLOYEE’S COST) BEFORE SIGNING IT; (d) EMPLOYEE HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS AGREEMENT; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH EMPLOYEE SIGNS THIS AGREEMENT, EMPLOYEE MAY, AT EMPLOYEE’S SOLE OPTION, REVOKE THE AGREEMENT UPON WRITTEN NOTICE TO THE COMPANY’S CEO, AND THE AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY EMPLOYEE. IF EMPLOYEE REVOKES THIS AGREEMENT, IT SHALL BE NULL AND VOID. EMPLOYEE agrees that CHANGES to the Agreement or THIS RELEASE, whether material or immaterial, will not restart the running of the 21-day consideration period.

14.          Additional Provisions.

a)    This Agreement may be modified only in a written agreement signed by Employee and a duly authorized representative of the Company. The waiver by either party of a breach of any term or provision of this Agreement must be in writing signed by such party in order to be binding and, further, shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement. The Section headings used herein are for convenience of reference only and are not to be considered in construction of the provisions of this Agreement.

b)    The parties acknowledge that each of them has had the opportunity to consult counsel and has participated in the negotiation and drafting of this Agreement. For purposes of interpreting this Agreement, each provision will be deemed to have been jointly drafted by both parties. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Illinois, without regard to its choice of law rules.

c)    This Agreement is enforceable by the Company and its parent and subsidiaries and may be assigned or transferred by the Company to, and shall be binding upon and inure to the benefit of, any parent or subsidiary of the Company or any person which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets, stock or business of the Company or of any division thereof. Employee may not assign any of his rights or obligations under this Agreement.

d)    The parties agree that in the event any of the prohibitions or restrictions set forth in Sections 9 or 10 are found by a court or arbitrator of competent jurisdiction to be unreasonable or otherwise unenforceable, it is the purpose and intent of the parties that any such prohibitions or restrictions be deemed modified or limited so that, as modified or limited, such prohibitions or restrictions may be enforced to the fullest extent possible. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law (after any appropriate modification or limitation pursuant to the foregoing sentence), such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement

15.        Entire Agreement. This Agreement (including the Supplemental Release) together with the Severance Agreement, the Indemnification Agreement and Equity Awards embody the entire agreement and understanding of the parties hereto with regard to the matters described herein and supersedes any and all prior and/or contemporaneous agreements and understandings, oral or written, between said parties regarding such matters, except as otherwise provided in Section 9(c) above with respect to Professional Responsibility Obligations. In the event of a conflict between this Agreement and the Severance Agreement, the terms of the Severance Agreement will govern. In the event of a conflict between this Agreement and the Equity Awards, the terms of this Agreement will govern. Employee acknowledges that no promises or representations other than those set forth in this Agreement have been made to Employee to induce Employee to sign this Agreement, and that Employee only has relied on promises expressly stated herein.

16.         Section 409A. All payments made and benefits provided to Employee pursuant to this Agreement shall be subject to customary withholdings and other taxes as required by applicable federal, state and local law. The Company shall issue a Form W-2 or 1099 to Employee with respect to the benefits set forth in Section 3(b) of this Agreement as applicable. The payments made under this Agreement are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and applicable guidance issued thereunder (“Section 409A”). It is intended that any amounts payable under this Agreement will be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and treasury regulations relating thereto, so as not to subject Employee to the payment of any interest and tax penalty which may be imposed under Section 409A of the Code, and this Agreement shall be interpreted and construed accordingly; provided, however, that the Company and the other Company Released Parties shall not be responsible for any taxes, penalties, interest or other losses or expenses incurred by Employee as a result of Section 409A of the Code. All references in this Agreement to Employee’s retirement and separation from employment and to the Retirement Date shall mean a separation from service within the meaning of Section 409A of the Code. Each payment paid or payable under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. Any reimbursement payable to Employee pursuant to this Agreement shall be conditioned on the submission by Employee of all expense reports reasonably required by the Company under any applicable expense reimbursement policy, and shall be paid to Employee within sixty (60) calendar days following receipt of such expense reports, but in no event later than the last day of the calendar year following the calendar year in which Employee incurred the reimbursable expense. Any amount of expenses eligible for reimbursement or in-kind benefit provided during a calendar year shall not affect the amount of expenses eligible for reimbursement or in-kind benefit to be provided during any other calendar year. The right to reimbursement or to an in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit. Employee acknowledges that he is a “specified employee” as defined in Section 409A of the Code, and that the timing of the payments or benefits provided in the Separation Agreement and this Agreement may be modified to so comply with Section 409A of the Code, including, without limitation the extent any amount payable under the Severance Agreement or this Agreement upon Employee’s separation from service constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, that under the terms of the Severance Agreement or this Agreement would be payable prior to the six (6) month anniversary of Employee’s separation from service, such payment shall be delayed until the earlier to occur of (x) the first Company scheduled payroll date of the seventh month following Employee’s separation from service or (y) the date of Employee’s death. It is understood between the parties that Employee has not relied upon any representation (if any), express or implied, made by the Company or any of its representatives as to the tax consequences of this Agreement to Employee. Employee agrees that any of Employee’s liability for state or federal income tax payments or penalties arising from this Agreement shall be Employee’s sole responsibility.

17.          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be considered an original, and all of which taken together will be considered one and the same instrument. This Agreement may be executed by .pdf signatures and a .pdf signature shall constitute an original for all purposes.

THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND KNOWINGLY AND VOLUNTARILY INTEND TO BE BOUND THERETO:

ROBERT J. REGAN		AAR CORP.

/s/ Robert J. Regan		By:	/s/ John M. Holmes
Date:	October 9, 2019	Title:	President/CEO
		Date:	10/10/19

EXHIBIT A

SUPPLEMENTAL RELEASE

This Supplemental Release (“Release”) is entered into by and between AAR Corp. (“Company” or “AAR”) and Robert J. Regan (“Employee”) in accordance with Retirement Agreement between them dated ______, 2019 (the “Agreement”). Capitalized terms not expressly defined in this Release will have the meanings set forth in the Agreement. The Company and Employee agree as follows:

1.            Employee understands and agrees that Employee’s execution of this Release within 21 calendar days after (but not before) the Retirement Date (as defined in the Agreement), without revoking it, is among the conditions precedent to the Company’s obligation to provide certain benefits set forth in Section 3(b) of the Agreement. The Company will provide such benefits in accordance with the terms of the Agreement once the conditions set forth therein and in this Release have been met. Employee confirms that (a) there are no documents or other information (or copies thereof), electronic or otherwise, within Employee’s possession, custody or control that may reasonably be considered privileged, confidential or proprietary information of Company or any of its affiliates; and (b) promptly following the Retirement Date, he will promptly update his personal social media and other similar accounts and profiles to reflect that he no longer is employed by the Company.

2.            Employee, and anyone claiming through Employee or on Employee’s behalf, hereby waive and release the Company and the other Company Released Parties with respect to any and all claims, whether currently known or unknown, that Employee now has or has ever had against the Company or any of the other Company Released Parties arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which Employee signs this Release. Without limiting the generality of the foregoing, the claims waived and released by Employee hereunder include, but are not limited to: all claims under the Age Discrimination in Employment Act; all claims under any other federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law; all claims arising out of Employee’s employment, compensation, other terms and conditions of employment, or termination from employment; all claims for employment discrimination, harassment, retaliation and failure to accommodate; and all contract, tort and other common law claims, including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel and unjust enrichment. Notwithstanding this Section 2, nothing in this Release shall waive or release any rights or claims of Employee: (w) to enforce this Release or the Agreement, the Severance Agreement and the Indemnification Agreement, (x) to any rights under the Company’s Retirement Savings Plan, the SKERP or the Equity Awards that were vested prior to the date on which Employee executes this Release, (y) to any claims for indemnification arising under the Company’s articles of incorporation, bylaws or applicable insurance coverages as in effect or amended from time to time or Employee’s Indemnification Agreement (it being understood and agreed that this Release does not create or expand upon any such rights (if any) to indemnification), or (z) to any claims that cannot be waived by an employee under applicable law.

3.            EMPLOYEE ACKNOWLEDGES, UNDERSTANDS, AND AGREES THAT: (a) EMPLOYEE HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS RELEASE; (b) EMPLOYEE RELEASES AND WAIVES CLAIMS IN THIS RELEASE KNOWINGLY AND VOLUNTARILY, INCLUDING WITHOUT LIMITATION, CLAIMS THAT EMPLOYEE MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, 29 U.S.C. SECTION 620 ET SEQ. TO THE FULLEST EXTENT PERMITTED BY LAW IN ACCORDANCE WITH TITLE II OF THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, PUBLIC LAW 101-433, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH EMPLOYEE ALREADY IS ENTITLED; (c) EMPLOYEE HEREBY IS AND HAS BEEN ADVISED TO HAVE EMPLOYEE’S ATTORNEY REVIEW THIS RELEASE (AT EMPLOYEE’S COST) BEFORE SIGNING IT; (d) EMPLOYEE HAS TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER WHETHER TO EXECUTE THIS RELEASE; AND (e) WITHIN SEVEN (7) DAYS AFTER THE DATE ON WHICH EMPLOYEE SIGNS THIS RELEASE, EMPLOYEE MAY, AT EMPLOYEE’S SOLE OPTION, REVOKE THE RELEASE UPON WRITTEN NOTICE TO THE COMPANY’S CEO, AND THE AGREEMENT AND THIS RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THIS SEVEN-DAY REVOCATION PERIOD HAS EXPIRED WITHOUT ANY REVOCATION BY EMPLOYEE. IF EMPLOYEE REVOKES THIS RELEASE, IT SHALL BE NULL AND VOID, AND EMPLOYEE SHALL NOT BE ELIGIBLE FOR OR ENTITLED TO RECEIVE ANY OF THE PAYMENTS OR OTHER BENEFITS IN SECTION 3(B) OF THE AGREEMENT. EMPLOYEE agrees that CHANGES to the Agreement or THIS RELEASE, whether material or immaterial, will not restart the running of the 21-day consideration period.

4.             Nothing contained in this Release limits Employee’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”). Employee further understands that this Release does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.

5.             Employee represents and warrants that: (a) Employee has not filed or initiated any legal or other proceedings against any of the Company Released Parties (subject to Paragraph 4 above); (b) no such proceedings have been initiated against any of the Company Released Parties on Employee’s behalf; (c) Employee is the sole owner of the claims that are released in Paragraph 2 above; (d) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; and (e) Employee has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Release. In the event of any Claims filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released by Employee in this Release, Employee hereby waives and agrees not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to Employee, including without limitation any costs, expenses and attorneys' fees incurred by or on behalf of Employee

6.            Nothing in this Release is intended to or shall be construed as an admission by any of the Company Released Parties that any of them violated any law, interfered with any right, breached any agreement, or otherwise engaged in any wrongful conduct. The Company Released Parties expressly deny any such illegal or wrongful conduct. This Release, the Agreement, the Severance Agreement, the Indemnification Agreement and the Equity Awards are the entire agreement of the parties regarding the matters described in such agreements and supersede any and all prior and/or contemporaneous agreements, oral or written, between the parties regarding such matters. This Release is governed by Illinois law, may be signed in counterparts, and may be modified only by a writing signed by all parties. This Release may be executed in one or more counterparts, each of which will be considered an original, and all of which taken together will be considered one and the same instrument. This Release may be executed by .pdf signatures and a .pdf signature shall constitute an original for all purposes.

ROBERT J. REGAN	AAR CORP.

By:

Date:	Print:

Title:

Date:

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 EXHIBIT B

EMPLOYEE’S EQUITY AWARDS

Award Type	Grant Number	Grant Date	Grant Price	Market Price at Time of Grant	Granted
Options (NQ)	S627	11-Jul-2011	$29.65	$29.65	14,118
Options (NQ)	S1005	15-Jul-2013	$25.43	$25.43	47,520
Options (NQ)	3614	07-Aug-2015	$26.62	$26.62	41,711
Options (NQ)	3682	11-Jul-2016	$24.00	$24.00	60,000
Options (NQ)	3729	10-Jul-2017	$35.26	$35.26	47,000
Options (NQ)	3789	09-Jul-2018	$48.09	$48.09	25,600

Share Units (PSS)	3773	10-Jul-2017	$0.00	$35.26	13,000
Share Units (PSS)	3872	09-Jul-2018	$0.00	$48.09	7,280

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